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                                                              Exhibit 10.72

                     [Letterhead of NC Capital Corporation]

February 13, 2001

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

      Re: Master Loan and Security Agreement

Dear Sirs:

      This letter is to serve notice of our mutual termination of the Master Loan and Security Agreement dated of as June 23, 1999, between NC Capital Corporation and Greenwich Capital Financial Products, Inc. Such termination shall be effective as of February 7, 2001, the last date upon which there was any indebtedness thereunder.

                                   Sincerely,


                                   /s/ Kevin Cloyd

                                   Kevin Cloyd
                                   Senior Vice President

ACKNOWLEDGED:

Greenwich Capital Financial Products, Inc.


By: /s/ [ILLEGIBLE]
    --------------------------
Name: [ILLEGIBLE]
Title: S.V.P.